February 26, 1996

To the Board of Directors of
Prudential Intermediate Globa;l Income Fund, Inc.


In  planning  and  performing  our  audit  of  the
financial  statements  of Prudential  Intermediate
Global  Incomey  Fund, Inc. (the "Fund")  for  the
year  ended  December 31, 1995, we considered  its
internal  control structure, including  procedures
for safeguarding securities, in order to determine
our  auditing  procedures  for  the  purposes   of
expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control structure.

The  management  of  the Fund is  responsible  for
establishing  and maintaining an internal  control
structure.   In  fulfilling  this  responsibility,
estimates and judgments by management are required
to  assess the expected benefits and related costs
of   internal   control  structure  policies   and
procedures.  Two of the objectives of an  internal
control  structure are to provide management  with
reasonable,  but  not  absolute,  assurance   that
assets are appropriately safeguarded against  loss
from  unauthorized  use or  disposition  and  that
transactions  are  executed  in  accordance   with
management's  authorization and recorded  properly
to  permit preparation of financial statements  in
conformity   with  generally  accepted  accounting
principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and may not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our   consideration   of  the   internal   control
structure  would  not  necessarily  disclose   all
matters  in  the  internal control structure  that
might   be  material  weaknesses  under  standards
established by the American Institute of Certified
Public  Accountants.   A material  weakness  is  a
condition in which the design or operation of  the
specific internal control structure elements  does
not reduce to a relatively low level the risk that
errors or irregularities in amounts that would  be
material  in relation to the financial  statements
being audited may occur and not be detected within
a  timely period by employees in the normal course
of  performing their assigned functions.  However,
we noted no matters involving the internal control
structure,  including procedures for  safeguarding
securities,  that  we  consider  to  be   material
weaknesses as defined above as of December 31, 1995.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.



PRICE WATERHOUSE LLP